                                                                     EXHIBIT 3.8



                             AMENDED AND RESTATED

                                    BY-LAWS

                                      OF

                                  PSINet INC.


                                   ARTICLE I

                                 SHAREHOLDERS

     Section 1.  Annual Meetings.  The annual meeting of the shareholders for
                 ---------------
the election of directors and the transaction of other business shall be held each year on such day and at such hour as shall be fixed by the Board of Directors.

     Section 2.  Special Meetings.  Special meetings of the shareholders may be
                 ----------------
called by the Chairman of the Board of Directors or by the President, and shall be called by the Chairman of the Board or by the Secretary at the request in writing of a majority of the Board of Directors. The shareholders shall not be entitled to call a special meeting of the shareholders except when such right is expressly granted by statute and not permitted to be modified by the Certificate of Incorporation or By-laws. Such meetings shall be held at such time as may be fixed in the call and stated in the notice of meeting. Any such written request shall state the purpose or purposes of the proposed meeting.

     Section 3.  Place of Meetings.  Meetings of shareholders shall be held at
                 -----------------
the principal office of the Corporation or at such other place, within or without the State of New York, as may be fixed by the Board of Directors.

     Section 4.  Notice of Meetings.  Notice of each meeting of shareholders
                 ------------------
shall state the place, date and hour of the meeting. Notice of special meetings also shall state the purpose or purposes for which the meeting is called and shall indicate who called the meeting. A copy of the notice of meeting shall be given to all shareholders of record entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting, provided, however, that such notice may be given by third class mail not fewer than twenty-four (24) nor more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at such address as appears on the record of shareholders, or, if the shareholder shall have filed with the Secretary a written request that notices be mailed or transmitted to some other address, then directed to the shareholder at such other address. If transmitted electronically, such notice is given when directed to the shareholder's electronic mail address as supplied by the shareholder to the Secretary or as otherwise directed pursuant to the shareholder's authorization or instructions. Notice of meetings of shareholders need not be given to any shareholder who submits a duly authorized and delivered or transmitted waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, whether in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.

     Section 5.  Organization.  At each meeting of shareholders, the President,
                 ------------
or in the President's absence a Vice President, shall preside and the Secretary, or in the Secretary's absence an Assistant Secretary, shall act as secretary of the meeting. If none of those designated to preside or to act as secretary of the meeting shall be present, the shareholders present in person or by proxy and entitled to vote at the meeting shall select someone to preside or to act as secretary, as may be needed.

     Section 6.  Quorum.  At each meeting of shareholders, the holders of a
                 ------
majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business.

     Section 7.  Voting.  Except as otherwise provided by law or by the
                 ------
Certificate of Incorporation, at each meeting of shareholders, every shareholder of record shall be entitled to cast one vote for every share of stock standing in her or his name on the record of shareholders. Except as otherwise provided by law or by the Certificate of Incorporation, all matters shall be determined by a majority of the votes cast, except that directors shall be elected by a plurality of the votes cast.

     Section 8.  Proxies.  Every shareholder entitled to vote at a meeting of
                 -------
shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him as proxy. A shareholder may authorize another person or persons to act for him as proxy by (i) executing a writing, either directly or through his agent, or (ii) transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission, to the person who will be the holder of the proxy, or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be reasonably determined such transmission was authorized by the shareholder. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

     Section 9.  List of Shareholders at Meetings.  A list of shareholders as of
                 --------------------------------
the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder.

     Section 10.  Action Without a Meeting.  Whenever shareholders are required
                  ------------------------
or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

     Section 11.  Shareholder Proposals.  The shareholders shall not be entitled
                  ---------------------
to propose any amendment to the Certificate of Incorporation. No proposal for a shareholder vote on any other matter shall be submitted by a shareholder to the Corporation's shareholders unless the shareholder submitting such proposal has submitted to the Secretary of the Corporation a written notice setting forth with particularity (i) the name and business address of the shareholder submitting such proposal and all persons acting in concert with such shareholder; (ii) the name and address of the persons identified in clause (i), as they appear on the Corporation's books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the persons identified in clause (i); (iv) a description of the proposal containing all material information relating thereto, including, without limitation, the reasons for submitting such proposal; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and shareholders of the Corporation to consider such proposal. The written notice of a shareholder proposal shall be delivered to the Secretary of the Corporation, at the principal office of the Corporation, not later than (i) with respect to a shareholder proposal to be submitted at an annual meeting of shareholders, sixty days prior to the date one year from the date of the immediately preceding annual meeting of shareholders, and (ii) with respect to a shareholder proposal to be submitted at a special meeting of shareholders, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. The presiding officer at any shareholders meeting may determine that any shareholder proposal was not permissible under or was not made in accordance with the procedures prescribed in this Section or is otherwise not in accordance with law, and if he should so determine, he shall so declare at the meeting and the shareholder proposal shall be disregarded.


                                  ARTICLE II

                              BOARD OF DIRECTORS

     Section 1.  General Power.  Except as otherwise provided in the Certificate
                 -------------
of Incorporation of the Corporation, the business, property, and affairs of the Corporation shall be managed under the direction of its Board of Directors.

     Section 2.  Number.  The Board of Directors shall consist of not less than
                 ------
three (3) nor more than nine (9) persons, the exact number to be fixed from time to time only by the Board of Directors pursuant to a resolution adopted by a majority vote of the directors then in office. No decrease in the number of directors constituting the Board of Directors or change in the restrictions and qualifications for directors shall shorten the term of any incumbent director.

     Section 3.  Election and Terms of Directors.  Directors shall be
                 -------------------------------
classified, with respect to the period for which they shall severally hold office, into two classes, each class consisting of at least three (3) directors and to be as nearly equal in number as possible. Each director shall hold office, subject to the transitional provisions described below, for a period expiring at the second annual meeting of shareholders following the first annual meeting of shareholders of the Corporation at which directors of such class have been elected and until such director's successor is elected and qualified. For transitional purposes, the initial classification shall consist of one class of directors elected to a term expiring at the annual meeting of shareholders to be held in

1996 and a second class of directors elected to a term expiring at the annual meeting of shareholders to be held in 1997 and, in each case, until their respective successors have been elected and qualified.

     Section 4.  Meetings of the Board.  An annual meeting of the Board of
                 ---------------------
Directors shall be held in each year directly after adjournment of the annual meeting of shareholders. Other regular meetings of the Board shall be held at such times as may from time to time be fixed by resolution of the Board. Special meetings of the Board may be held at any time upon the call of the President or the Board of Directors. Meetings of the Board of Directors shall be held at such place, within or without the State of New York, as from time to time may be fixed by resolution of the Board or by order of the President. If no place is so fixed, meetings of the Board shall be held at the principal office of the Corporation.

     Section 5.  Notice of Meetings.  Notice of regular meetings of the Board of
                 ------------------
Directors need not be given. Notice of each special meeting shall be mailed to each director, addressed to the address last given by each director to the Secretary or, if none has been given, to the director's residence or usual place of business, at least three days before the day on which the meeting is to be held, or shall be sent to the director by telegraph, cable, wireless, electronic or facsimile transmission or comparable medium so addressed, or shall be delivered personally or by telephone, at least twenty-four (24) hours before the time the meeting is to be held, provided that, in the event that the Chairman or the Secretary shall determine that such notice is impracticable in light of the purpose of the meeting to be held, then notice may be delivered to each director personally or person-to-person by telephone, at least three (3) hours before the time the meeting is to be held. Each notice of special meeting shall state the time and place of the meeting but need not state the purposes thereof except as otherwise expressly provided by applicable law. Notice of any such meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice.

     Section 6.  Quorum and Manner of Acting.  At each meeting of the Board of
                 ---------------------------
Directors the presence of a majority of the entire Board shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at the time of the vote, if a quorum is present at that time, shall be the act of the Board.

     Section 7.  Action Without a Meeting.  Any action required or permitted to
                 ------------------------
be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

     Section 8.  Participation in Board Meetings by Conference Telephone.  Any
                 -------------------------------------------------------
one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     Section 9.  Executive and Other Committees of Directors.  The Board of
                 -------------------------------------------
Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of three or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority as to the following matters:

     (1) The submission to shareholders of any action that needs shareholders, approval under the New York Business Corporation Law;

     (2) The filling of vacancies in the Board of Directors or in any committee;

     (3) The fixing of compensation of the directors for serving on the Board or on any committee;

     (4) The amendment or repeal of the By-laws, or the adoption of new By-laws; and

     (5) The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

Unless a greater proportion is required by the resolution designating a committee of the Board of Directors, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business or of any specified item of business, and the vote of a majority of the members present at the time of such vote, if a quorum is present at such time, shall be the act of the committee. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

     Section 10.  Resignation.  Any director may resign at any time by giving
                  -----------
written notice to the President or to the Secretary. Such resignation shall take effect at the time specified therein or, if no time be specified, then on delivery and, unless otherwise specified therein, the acceptance of such resignation by the Board of Directors shall not be needed to make it effective.

     Section 11.  Removal.  Subject to the rights of holders of any series of
                  -------
Preferred Stock then outstanding and except as otherwise provided in Section 706(d) of the New York Business Corporation Law, any or all of the directors hereafter elected may be removed only for cause at any annual or special meeting of the shareholders by vote of the shareholders entitled to vote thereon. For purposes of this paragraph, "cause" shall mean any one of the following: (i) a director is judicially declared to be of unsound mind; (ii) a director is convicted of an offense punishable by imprisonment for a term of more than one year; (iii) a director breaches or fails to perform the statutory duties of that director's office and the breach or failure constitutes self-dealing, willful misconduct or recklessness; or (iv) within 60 days after notice of his or her election, a director does not accept the office either in writing or by attending a meeting of the Board of Directors and fulfilling any other requirements of qualification that the By-laws or the Certificate of Incorporation may provide.

     Section 12.  Vacancies.  Subject to the rights of holders of any series of
                  ---------
Preferred Stock then outstanding, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled only by a majority vote of the remaining directors then in office, though less than a quorum. A director elected to fill a newly created directorship or a vacancy shall hold office until the next annual meeting of shareholders and until such director's successor has been elected and qualified.


                                  ARTICLE III

                                   OFFICERS

     Section 1.  Officers Enumerated.  The officers of the Corporation shall be
                 -------------------
a President, one or more Vice Presidents, a Secretary, and a Treasurer, and such other officers as the Board of Directors may in its discretion elect. Any two or more offices may be held by the same person, except that the offices of President and Secretary may not be held by the same person unless all of the issued and outstanding stock of the Corporation is owned by that person.

     Section 2.  Election and Term of Office.  All officers shall be elected by
                 ---------------------------
the Board of Directors at its first meeting held after the annual election of directors. The officers need not be directors. Unless elected for a lesser term, and subject always to the right of the Board of Directors to remove an officer with or without cause, each officer shall hold office for one year and until such officer's successor has been elected and qualified.

     Section 3.  The President.  The President shall be the chief executive
                 -------------
officer of the Corporation and, subject to the determinations of the Board of Directors, shall have general control and management of the business, property, and affairs of the Corporation. The President shall preside at all meetings of shareholders and, if he is a director, of the Board. In the absence or incapacity of any other officer of the Corporation, the President. shall have the authority and may perform the duties of that officer.

     Section 4.  The Vice President.  Each Vice President, if any, shall, in the
                 ------------------
absence or incapacity of the President and in order of seniority as fixed by the Board, have the authority and perform the duties of the President, and each shall have such other authority and perform such other duties as the Board of Directors may prescribe.

     Section 5.  The Secretary.  The Secretary (a) shall attend all meetings of
                 -------------
the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, (b) shall perform like duties for committees of the Board when required, (c) shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and (d) shall have such other authority and perform such other duties as usually pertain to the office or as may be prescribed by the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors or the President, affix the same to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or Treasurer.

     Section 6.  The Treasurer. The Treasurer (a) shall have the care and
                 -------------
custody of all the moneys and securities of the Corporation, (b) shall keep or cause to be kept complete and accurate books of account of all moneys received and paid on account of the Corporation, (c) shall sign such instruments as require the Treasurer's signature, and (d) shall have such other authority and perform such other duties as usually pertain to the office or as the Board of Directors may prescribe.

     Section 7.  Assistant Officers.  Any Assistant Vice President, Assistant
                 ------------------
Secretary, or Assistant Treasurer elected by the Board of Directors, (a) shall assist the Vice President, Secretary, or Treasurer, respectively, as the case may be, (b) shall possess that officer's authority and perform that officer's duties in that officer's absence or incapacity, and, (c) shall have such other authority and perform such other duties as the Board of Directors may prescribe.

     Section 8.  Appointed Officers.  The Board of Directors may delegate to any
                 ------------------
officer or committee the power to appoint and to remove any subordinate officer, agent, or employee.

     Section 9.  Securities of Other Corporations.  The President or the
                 --------------------------------
Treasurer may, with respect to any shares of stock or other securities issued by any other corporation or other business organization and held by the Corporation, exercise voting and similar rights on behalf of the Corporation and execute proxies for that purpose. In addition, either such officer may endorse for sale or transfer and may sell or transfer for and on behalf of the Corporation any such stock or other securities and may appoint proxies or attorneys for that purpose.


                                   ARTICLE IV

                           SHARES AND THEIR TRANSFER

     Section 1.  Certificates of Stock.  Every shareholder shall be entitled to
                 ---------------------
have one or more certificates, in such form as the Board of Directors may from time to time prescribe, representing in the aggregate the number of shares of stock of the Corporation owned by said shareholder, which certificates shall be signed by, or in the name of, the Corporation by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

     Section 2.  Transfers.  Shares of stock of the Corporation shall be
                 ---------
transferable on the books of the Corporation by the registered holder thereof in person or by such holder's duly authorized attorney, but, except as hereinafter provided in the case of loss, destruction, or mutilation of certificates, no transfer of shares shall be entered until the previously issued certificate representing those shares shall have been surrendered and cancelled. Except as otherwise required by law, the Corporation shall be entitled to treat the person registered as the holder of shares on its books as the owner thereof for all purposes regardless of any notice or knowledge to the contrary.

     Section 3.  Lost, Destroyed or Mutilated Certificates.  The Corporation may
                 -----------------------------------------
issue a new certificate representing shares of stock of the same tenor and the same number of shares in place of a certificate theretofore issued by it that is alleged to have been lost, stolen, or destroyed;

provided, however, that the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or such owner's legal representative, to give the Corporation a bond or indemnity, in form and with one or more sureties satisfactory to the Board, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.


                                   ARTICLE V

                                INDEMNIFICATION

     Section 1.  Indemnification of Directors and Officers. To the full extent
                 -----------------------------------------
authorized or permitted by law, the Corporation shall indemnify any person ("Indemnified Person") made, or threatened to be made, a party to any action or proceeding, whether civil, at law, in equity, criminal, administrative, investigative or otherwise, including any action by or in the right of the Corporation, by reason of the fact that he, his testator or intestate, ("Responsible Person"), whether before or after adoption of this Article, (a) is or was a director, or officer of the Corporation, or (b) if a director or officer of the Corporation, is serving or served, in any capacity, at the request of the Corporation, any other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise, or (c) if not a director or officer of the Corporation, is serving or served, at the request of the Corporation, as a director or officer of any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, against all judgments, fines, penalties, amounts paid in settlement (provided the Corporation shall have consented to such settlement, which consent shall not be unreasonably withheld by it) and reasonable expenses, including attorneys' fees and costs of investigation, incurred by such Indemnified Person with respect to any such threatened or actual action or proceeding, and any appeal therein, provided only that (x) acts of the Responsible Person which were material to the cause of action so adjudicated or otherwise disposed of were not
(i) committed in bad faith or (ii) were not the result of active and deliberate dishonesty, and (y) the Responsible Person did not personally gain in fact a financial profit or other advantage to which he was not legally entitled.

     Section 2.  Advancement of Expenses. All expenses reasonably incurred by an
                 -----------------------
Indemnified Person in connection with a threatened or actual action or proceeding with respect to which such person is or may be entitled to indemnification under this Article shall be advanced or promptly reimbursed by the Corporation to him in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by him or on his behalf to repay the amount of such advances, if any, as to which he is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent such advances exceed the indemnification to which he is entitled.

     Section 3.  Procedure for Indemnification.
                 -----------------------------

     (a) Not later than thirty (30) days following final disposition of an action or proceeding with respect to which the Corporation has received written request by an Indemnified Person for indemnification pursuant to this Article, if such indemnification has not been ordered by a court, the Board of Directors shall meet and find whether the Responsible Person met the standard of conduct set forth in Section 1 of this Article, and, if it finds that he did, or to the extent it so finds, shall authorize such indemnification.

     (b) Such standard shall be found to have been met unless (i) a judgment or other final adjudication adverse to the Indemnified Person establishes that (A) acts of the Responsible Person were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (B) the Responsible Person personally gained in fact a financial profit or other advantage to which he was not legally entitled; or (ii) if the action or proceeding was disposed of other than by judgment or other final adjudication, the Board finds in good faith that, if it had been disposed of by judgment or other final adjudication, such judgment or other final adjudication would have been adverse to the Indemnified Person and would have established (A) or (B) above.

     (c) If indemnification is denied, in whole or part, because of such a finding by the Board in the absence of a judgment or other final adjudication, or because the Board believes the expenses for which indemnification is requested to be unreasonable, such action by the Board shall in no way affect the right of the Indemnified Person to make application therefor in any court having jurisdiction thereof, and in such action or proceeding the issue shall be whether the Responsible Person met the standard of conduct set forth in Section 1, or whether the expenses were reasonable, as the case may be; not whether the finding of the Board with respect thereto was correct; and the determination of such issue shall not be affected by the Board's finding. If the judgment or other final adjudication in such action or proceeding establishes that the Responsible Person met the standard set forth in Section 1, or that the disallowed expenses were reasonable, or to the extent that it does, the Board shall then find such standard to have been met if it has not done so, and shall grant such indemnification, and shall also grant to the Indemnified Person indemnification of the expenses incurred by him in connection with the action or proceeding resulting in the judgment or other final adjudication that such standard of conduct was met, or if pursuant to such court determination such person is entitled to less than the full amount of indemnification denied by the Corporation, the portion of such expenses proportionate to the amount of such indemnification so awarded.

     (d) A finding by the Board pursuant to this Section that the standard of conduct set forth in Section 1 has been met shall mean a finding (i) by a quorum consisting of directors who are not parties to such action or proceeding or,
(ii) if such a quorum is not obtainable or, if obtainable, such a quorum is unable to make such a finding and so directs, (A) by the Board upon the written opinion of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct has been met, or (B) by the shareholders upon a finding that such standard has been met, such action by the Board or shareholders to be taken as promptly as is practicable.

     Section 4.  Contractual Article.  This Article shall be deemed to
                 -------------------
constitute a contract between the Corporation and each director and each officer of the Corporation who serves as such at any time while this Article is in effect. No repeal or amendment of this Article, insofar as it reduces the extent of the indemnification of any person who could be a Responsible

Person shall without his written consent be effective as to such person with respect to any event, act or omission occurring or allegedly occurring prior to the (a) prior to the date of such repeal or amendment if on that date he is not serving in any capacity for which he could be a Responsible Person, or (b) prior to the thirtieth (30th) day following delivery to him of written notice of such amendment as to any capacity in which he is serving on the date of such repeal or amendment, other than as a director or officer of the Corporation, for which he could be a Responsible Person, or (c) the later of the thirtieth (30th) day following delivery to him of such notice or the end of the term of office (for whatever reason) he is serving as director or officer of the Corporation when such repeal or amendment is adopted, with respect to being a Responsible Person in that capacity. No amendment of the Business Corporation Law shall, insofar as it reduces the permissible extent of the right of indemnification of a Responsible Person under this Article, be effective as to such person with respect to any event, act or omission occurring or allegedly occurring prior to the effective date of such amendment. This Article shall be binding on any successor to the Corporation, including any corporation or other entity which acquires all or substantially all of the Corporation's assets.

     Section 5. Insurance. The Corporation may, but need not, maintain insurance
                ---------
insuring the Corporation or persons entitled to indemnification under Section 1 of this Article for liabilities against which they are entitled to indemnification under this Article or insuring such persons for liabilities against which they are not entitled to indemnification under this Article.

     Section 6.  Non-exclusivity.  The indemnification provided by this Article
                 ---------------
shall not be deemed exclusive of any other rights to which any person covered hereby may be entitled other than pursuant to this Article. The Corporation is authorized to enter into agreements with any such person or persons providing them rights to indemnification or advancement of expenses in addition to the provisions therefor in this Article to the full extent permitted by law.


                                  ARTICLE VI

                                    GENERAL

     Section 1.  Seal.  The seal of the Corporation shall be in the form of a
                 ----
circle and shall bear matters deemed appropriate by the Board of Directors.

     Section 2.  Fiscal Year.  The fiscal year of the Corporation shall end at
                 -----------
the close of business on December 31 of each calendar year.


                                  ARTICLE VII

                                  AMENDMENTS

     Section 1.  Power to Amend.  These Amended and Restated By-laws or any of
                 --------------
them may be amended or repealed, in any respect, and new by-laws may be adopted, at any time, either (i) by the affirmative vote of the holders in respect of at least two-thirds of the outstanding shares of the capital stock of the Corporation entitled to vote in the election of directors or (ii) by the affirmative vote of a majority of the directors present at a meeting of the Board of Directors, in each case, in accordance with the terms of these Amended and Restated By-laws. Any by-law adopted by the Board may be amended or repealed by the affirmative vote of the holders in respect of at least two-thirds of the outstanding shares of the capital stock of the Corporation entitled to vote in the election of directors at any annual or special meeting of shareholders. Notwithstanding anything contained in these Amended and Restated By-laws to the contrary, the affirmative vote of the holders in respect of at least two-thirds of the outstanding shares of the capital stock of the Corporation entitled to vote in the election of directors shall be required to alter, amend, or adopt any provision inconsistent with, or to repeal this Section 1 of Article VII.


     Section 2.  Amendment Affecting Election of Directors.  If any by-law
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regulating an impending election of directors is adopted, amended, or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended, or repealed, together with a concise statement of the changes made.